EXHIBIT 1
AGREEMENT TO FILE JOINT SCHEDULE 13D
Each of the undersigned (the “Reporting Persons”), being a record owner or “beneficial owner’ of the common stock on Conn’s Inc. (“Common Stock”), hereby agrees to jointly file a Schedule 13D with respect to their respective holdings of the Common Stock and to include this agreement as an exhibit to such Schedule 13D.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this agreement as of the 12th day of February.

THE STEPHENS GROUP, LLC		W. R. STEPHENS, JR. REVOCABLE TRUST

By:		By:
	Ronald M. Clark		W. R. Stephens, Jr.
	Senior Vice President & General Counsel		Trustee

SNOW LAKE HOLDINGS, INC.

By:		By:
	Robert L. Schulte		Jon E. M. Jacoby
Director

SG-1890, LLC

By:	The Stephens Group, LLC
Its Manager

By:
Ronald M. Clark
Senior Vice President & General Counsel

*By:
Ronald M. Clark
Attorney-in-Fact

*	This agreement to file a joint Schedule 13D was signed pursuant to a Power of Attorney, dated February 6, 2009 and filed by the Reporting Persons with the Securities and Exchange Commission on February 6, 2009.